AMENDMENT

                               TO

                    ASSET PURCHASE AGREEMENT


     THIS AMENDMENT (this "Amendment"), dated March 2 , 2009, is made and entered into by and among TRANSCONTINENTAL CAPITAL CORPORATION (BERMUDA) LTD., a Bermuda company limited by shares ("Seller"); SEABOARD CORPORATION, a Delaware corporation ("Seller Parent"); and PUEBLO VIEJO DOMINICANA CORPORATION, a Barbados corporation registered as a branch in the Dominican Republic ("Buyer"). Each of Seller, Seller Parent and Buyer are sometimes individually referred to in this Amendment as a "Party" and collectively as the "Parties."

                      W I T N E S S E T H:

     WHEREAS, the Parties are parties to the Asset Purchase Agreement (the "Purchase Agreement"), dated September 23, 2008 (capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings ascribed to those terms in the Purchase Agreement);

     WHEREAS, the Parties have now completed the Pre-Effective
Date Inspection and, based on the results of that Inspection, now desire to take steps to establish the Effective Date; and

     WHEREAS, the Parties desire to amend the Purchase Agreement in certain respects as hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Parties agree as follows:

          Section 1.     Effective Date.

          1.1 Pre-Effective Date Inspection. The Pre-Effective Date Inspection was completed as of January 14, 2009. A copy of the Pre-Effective Date Inspection summary of results and an accompanying cover letter, dated January 14, 2009, were delivered by Seller and Seller Parent to Buyer. Seller, Seller Parent and Buyer subsequently agreed to certain changes to some of the Pre-Effective Date Inspection summary results, which were memorialized in a cover letter dated February 11, 2009 from Seller and Seller Parent to Buyer attaching the updated results of the Pre-Effective Date Inspection.

          1.2 Effective Date Certificate. On February 13, 2009, Buyer delivered the Effective Date Certificate to Seller and Seller
Parent (a copy of which is attached hereto as Exhibit I).

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          1.3  Effective Date.  Seller and Seller Parent hereby waive their right to give Buyer a Baseline Termination Notice, and the Parties hereby agree, notwithstanding anything in the Purchase
Agreement to the contrary, as follows:

          (a)  The Effective Date shall be deemed to be March 2, 2009; and

          (b) Pursuant to Section 3.1(a) of the Purchase Agreement, Buyer shall deposit with Escrow Agent the sum of Fifteen Million
     Dollars (U.S. $15,000,000) as the Effective Escrow Deposit on or before March 3, 2009.

          Section 2.     Amendments.

          The Purchase Agreement is hereby amended as follows:

          (a) The definitions set forth in Section 1.1 of the Purchase Agreement for the terms "Baseline Hull Condition," "Baseline
     Performance Levels" and "Effective Date" are hereby deleted in their entirety and the following definitions are hereby substituted in lieu thereof:

               "Baseline Hull Condition" means the state of the Barges' hulls, as determined based upon the Pre-Effective Date Inspection (tested in accordance with the Hull Test Guidelines and the Hull Test Procedures, listed in Schedule 1.1(a)) and set forth in Exhibit A to the Effective Date Certificate, which, for the avoidance of doubt, shall take into account, in the case of the covenants to be performed by Seller pursuant to Section 6.2(a) and the tests and covenants to be performed in connection with the Closing in accordance with Section 6.6, any tolerance or degradation, in the case of pitting, to the extent, but only to the extent, of pitting permitted as set forth in Table 4 (Pitting intensity and corresponding maximum average depth of pitting), in the case of the thickness of the "Neutral Axis Zone" or the "Bottom Zone" of the hull of each Barge, to the extent, but only to the extent, of wastage permitted as set forth in the "Neutral Axis Zone" and the "Bottom Zone" sections, respectively, of Table 5 (Local and global acceptance criteria for general cargo ships (given in % of wastage)), and, with respect to matters other than pitting and thickness, as otherwise expressly permitted by the Hull Test Guidelines and the Hull Test Procedures. Notwithstanding the Pre-Effective Date Inspection results with respect to the state of the Barges' hull thickness, the Baseline Hull Condition hull thickness of each of the Barges shall be deemed to be no greater than the original manufactured thickness of such Barge.

               "Baseline Performance Levels" means those levels, as determined based upon the Pre-Effective Date Inspection and set forth in Exhibit B to the Effective Date Certificate, for the Heat Rate Baseline, the Net Electrical Capacity Baseline, the Capacity Factor Baseline, the Lubricating Oil Consumption Baseline, the Stack Emissions Baseline, the Noise Emissions Baseline and the Effluent Emissions Baseline (with respect to the Generation Assets operating individually or simultaneously in compliance with all applicable Laws and within acceptable

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          operating        limits        as        recommended
          by the manufacturer and specified in the manufacturer's operations and maintenance manuals), tested in accordance with the Performance Test Guidelines and the Performance Test Procedures, which, for the avoidance of doubt, shall take into account, in the case of the covenants to be performed by Seller pursuant to Section 6.2(a) and the tests and covenants to be performed in connection with the Closing in accordance with Section 6.6, (a) any tolerance or degradation expressly permitted by the Performance Test Guidelines and Performance Test Procedures and (b) with respect to the Noise Emissions Baseline, the fact that Seller's obligations shall be limited as provided in Section 4.F.3 of Schedule 1.1(d).

          "Effective Date" means March 2, 2009.

          (b) The following definitions are hereby added to Section 1.1 of the Purchase Agreement, in alphabetical order:

               "Table 4" means the narrative information under
          part 4.5 and the following Table 4: Pitting intensity and corresponding maximum average depth of pitting, which is set forth in Chapter 2 Appendix 3 (Thickness Measurements:
          Extent, Determination of Locations, Acceptance Criteria) of the Rules for the Classification of Steel Ships - Part A
          Classification and Surveys published by Bureau Veritas
          (May 2006) and which is attached hereto as Schedule
          1.1(j).

               "Table 5" means the narrative information under
          part 4.5 and the following Table 5: Local and global acceptance criteria for general cargo ships (given in % of wastage), which is set forth in Chapter 2, Appendix 3 (Thickness
          Measurements: Extent, Determination of Locations, Acceptance Criteria) of the Rules for the Classification of Steel Ships - Part A Classification and Surveys published by Bureau Veritas
          (May 2006) and which is attached hereto as Schedule
          1.1(j).

          (c) Schedule 1.1(j), which is attached to this Amendment, is hereby deemed attached to the Purchase Agreement as a part thereof.

          (d) Subparagraph (c) of Section 2.11 (Conditions Precedent to Release of the Effective Escrow Deposit) of the Purchase
     Agreement is amended to read as follows:

               "(c) an official certificate of registration (i) of a valid and perfected naval mortgage (hipoteca naval) in the Barges in the Dominican Republic (based on the execution and delivery of the Hipoteca Naval in accordance with Section 2.8) and (ii) of a valid and perfected lien and security interest in the other Acquired Assets (other than the Concession) (based on the execution and delivery of the Contrato de Prenda sin Desapoderamiento in accordance with Section 6.19(f));"

          (e) As noted in the results of the Pre-Effective Date Inspection, the test of the oil and grease concentration of the Effluent Emissions resulted in a reading of 15.7 mg/l for Barge A against a maximum allowable concentration of 10 mg/l. Section 6.6(a)(ii)

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     (Baseline Performance Levels) of the Purchase
     Agreement is hereby amended by adding the following sentence as the last sentence of that Section:

          "Prior to the Wind Down Date, Seller shall make any repairs and/or improvements to Barge A which are necessary to enable Barge A to meet the Baseline Performance Level for the Effluent Emissions Baseline."

          (f) Section 6.6(a)(iii) (Hull Inspection) of the Purchase Agreement shall be amended by adding the following sentences as the third and fourth sentences of that Section (immediately following the sentence in that Section which begins "If a Barge does not meet . . ."), with the remainder of that Section continuing in effect as currently set forth in the Purchase
     Agreement:

          "If there is any disagreement between Buyer or Seller as to whether a Barge meets the Baseline Hull Condition, then the final determination with respect to that issue shall be made by an independent and reputable expert mutually selected by Buyer and Seller promptly following Buyer's inspection of the Barges' hulls. Notwithstanding the foregoing, with respect to the pitting or hull thickness of each of the Barge(s) only, if there is pitting or hull wastage, in either case, in excess of that permitted by the Baseline Hull Condition as determined in accordance with the Hull Test Guidelines and such condition is not repaired by the last day of the Delivery Window, then such condition shall be deemed to be a Minor
          Delivery Failure and Buyer shall be required to elect Option B under Section 6.6(d) (and, for the avoidance of doubt, shall not be entitled to elect Option A) with respect to the Minor Delivery Failure caused by such condition."

          (g) The initial clause of the first sentence of Section 6.6(a)(iv) (Known Hull Repair Issues) of the Purchase Agreement (which reads "Seller shall repair the Known Hull Repair Issues in a reasonable manner within one hundred eighty (180) days following the date hereof") shall be amended to read as follows:

          "Seller shall repair the Known Hull Repair
          Issues in a reasonable manner within one hundred eighty (180) days following
          February 23, 2009;"

     and the remainder of that sentence shall continue in effect as set out in the Purchase Agreement without change.

          (h) Section 6.6(a)(v) (Allocation) of the Purchase Agreement shall be amended to read as follows:

                 "(v)  Allocation.  Notwithstanding anything in
            Section 6.6(a)(iii) or Section 6.6(a)(iv) to the contrary, it is understood that (a) to the extent Required Repairs or repairs for Known Hull Repair Issues are performed by


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            Buyer after the Closing, (b)
            those repairs are made to correct any pitting or deteriorated shell plating on a Barge's hull where pitting or deterioration exceeds that permitted by the Baseline Hull Condition, and (c) Buyer elects to make repairs to the shell plating such that, following such repairs, the remaining pitting or deterioration to the repaired area is less than that permitted by the Baseline Hull Condition then, for the purposes of Section 6.6(a)(iii) or Section 6.6(a)(iv), the actual cost of making the Required Repairs or the repairs for Known Hull Repair Issues, as relates to such shell plating, shall be determined on a pro rata basis (thus, for example, if the relevant deterioration permitted by the Baseline Hull Condition was 30% and the actual deterioration was 35% of original manufactured thickness pre-repair and there was no (0%) deterioration from original manufactured thickness post-repair, then one-seventh (1/7th) (5% divided by 35%) of the applicable repair costs would be deemed the cost of the applicable Required Repairs or repairs for Known Hull Repair Issues while the remaining six-sevenths (6/7ths) of the applicable repair costs would be disregarded for the purposes of Section 6.6(a)(iii) or Section 6.6(a)(iv), as applicable."

          (i) Schedule 1.1(a) (Hull Test Guidelines for Minimum Hull Standards) of the Purchase Agreement and Schedule 1.1(g) (Hull Maintenance) of the Purchase Agreement are hereby replaced in their entirety by Schedule 1.1(a) (Hull Test Guidelines for Minimum Hull Standards) and Schedule 1.1(g) (Hull Maintenance), respectively, which are attached to this Amendment.

          (j)  In the definition of "Stack Emissions Baseline Tolerance" in part 1 (Definitions) of Schedule 1.1(d) (Performance Test
     Guidelines) of the Purchase Agreement, the four (4) references to "2,200 mg/Nm3" are hereby deleted and, in lieu thereof, are inserted references to "2,300 mg/Nm3."

          (k) Schedule 1.1(i) (Known Hull Repair Issues) or the Purchase Agreement shall be amended by adding the following paragraph under the section entitled "Barge B - Known Hull Repair Issues:"

               "2.  The Cathodic Protection System shall be
                    serviced and/or repaired as necessary to repair the issues listed in the report of Miami Diver, Inc., dated 16 October 2008, with respect to Barge B (Job Number 08510) under the section entitled "Cathodic Protection System" (a copy of which report is attached to the Effective Date Certificate, dated February 13, 2008)."

          Section 3.     Fulfillment of Certain Conditions.

          3.1 Security Agreement. Contemporaneously with the execution of this Amendment, Seller and Buyer have executed and delivered the Security Agreement in accordance with Section 2.9 of the Purchase
Agreement.

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          3.2  Certificates.  Pursuant to Section 2.11 of the Purchase
Agreement, as promptly as practicable following the Effective
Date, Seller is to deliver, or cause to be delivered, certain certifications/ confirmations (which deliveries are conditions precedent to the release of the Effective Escrow Deposit). As of the date hereof, the Parties acknowledge that the following items have been delivered to Buyer:

          (a) an official certification from the Internal Revenue Directorate (Dirreci?n General de Impuestos Internos) in the
     Dominican Republic, dated January 29, 2009, confirming that
     Seller is in compliance with its fiscal obligations;

          (b) official certifications, dated February 5, 2009, from the Naval Ministry (Marina de Guerra) in the Dominican Republic confirming that the Barges are registered in the Dominican
     Republic;

          (c) a certificate of a duly authorized officer of Seller Parties certifying that the representations and warranties set forth in
     Article IV of the Purchase Agreement are true and correct in all material respects as of the Effective Date, except for (i) representations and warranties which are as of a specific date, which were true and correct in all material respects as of such date, and (ii) where the failure to be true and correct would not have a Material Adverse Effect, or have a material adverse effect on the ability of Seller to consummate the Acquisition; and

          (d) written confirmation that the Chase Lien has been satisfied in full and discharged of record, as evidenced by a search performed by Buyer's Bermuda counsel.

          Section 4.     Miscellaneous.

          4.1 Binding Effect. This Amendment and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

          4.2 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          4.3 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Party.

          4.4 Amendment; Modification. This Amendment may only be amended, modified or supplemented by express written agreement of the Parties.

          4.5 Continuing Effect. The Purchase Agreement, as amended pursuant to the terms hereof, shall continue in full force and effect in accordance with its terms.

                 [SIGNATURES ON SUCCEEDING PAGE]


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     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

                              SELLER:

                              TRANSCONTINENTAL CAPITAL
                              CORPORATION (BERMUDA) LTD.


                              By:  /s/ Robert L. Steer
                                   Name:   Robert L. Steer
                                   Title:  Vice President



                              SELLER PARENT:

                              SEABORD CORPORATION


                              By:  /s/ Robert L. Steer
                                   Name:   Robert L. Steer
                                   Title:  Senior Vice President and
                                           Chief Financial Officer



                              BUYER:

                              PUEBLO VIEJO DOMINICANA CORPORATION


                              By:  /s/ Gregory A. Lang
                                   Name:   Gregory A. Lang
                                   Title:  Director


                              By:  /s/ Rich Haddock
                                   Name:   Rich Haddock
                                   Title:  Director

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                    EXHIBITS AND SCHEDULES TO
              AMENDMENT TO ASSET PURCHASE AGREEMENT
                       DATED MARCH 2, 2009


Following is a list of the Exhibits and Schedules to the Amendment to Asset Purchase Agreement dated March 2, 2009, among Transcontinental Capital Corporation (Bermuda) Ltd., a Bermuda company limited by shares ("Seller"), Seaboard Corporation, a Delaware corporation ("Seller Parent"), and Pueblo Viejo Dominicana Corporation, a Barbados corporation registered as a branch in the Dominican Republic ("Buyer"), which is filed with the Securities and Exchange Commission ("SEC"). Seaboard Corporation ("Seaboard") undertakes to provide to the SEC the Exhibits and Schedules, as requested, subject to Seaboard's right to request confidential treatment under the Freedom of Information Act.

Exhibits

Exhibit I   Effective Date Certificate

Schedules

Schedule 1.1(a)     Hull Test Guidelines for Minimum Hull Standards
Schedule 1.1(g)     Hull Maintenance
Schedule 1.1(j) Chapter 2, Appendix 3 (Thickness Measurements: Extent, Determination of Locations, Acceptance Criteria) of the Rules for the Classification of Steel Ships - Part A Classification and Surveys published by Bureau
                    Veritas (May 2006)


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